UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 2, 2015

KENNEDY-WILSON HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33824	26-0508760
(Commission File Number)	(IRS Employer Identification No.)

9701 Wilshire Blvd., Suite 700 Beverly Hills, California	90212
(Address of Principal Executive Offices)	(Zip Code)

(310) 887-6400
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE
As previously reported by the Company, on January 23, 2015, Kennedy-Wilson Holdings, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with a wholly-owned subsidiary of Winthrop Realty Trust (“Winthrop”) to acquire a majority equity interest in Vintage Housing Holdings, LLC (“VHH”). VHH owns certain interests in 30 multi-family properties totaling 5,485 units.
On June 1, 2015, the Company closed the transaction described above and purchased approximately 61% of the equity interests in VHH. The property developer and current manager of VHH will own the remaining 39% of the equity interests and maintain its role as manager. The purchase price, which was determined through direct negotiations between the Company and Winthrop, was approximately $78 million. The purchase price was adjusted down between the signing and closing of the transaction due to certain capital returns made by VHH to Winthrop during that period. Including the assumption of approximately $408 million of net liabilities and equity (including property debt, third party equity interests and unrestricted cash), the Company’s purchase, at the time of entering the Purchase Agreement, valued the 30 property portfolio at approximately $486 million.
The properties, which were built on average in 2006 and the majority of which are tax credit financed, are located primarily in Washington (3,796 units), California (756 units) and Nevada (544 units). The portfolio is comprised of 3,613 units which are both age and income restricted with the remaining 1,872 units solely income restricted. As of April 30, 2015, the portfolio has produced year-to-date net operating income of approximately $12 million.
In addition, on June 2, 2015, the Company issued a release announcing the closing of the transaction described above. A copy of the release is furnished herewith as Exhibit 99.1.
The information in this report on Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing. We caution you not to place undue reliance on any historical financial information provided in this report because it is based solely on data made available to us in the diligence process and is calculated on a non-U.S. GAAP basis. Such information was not audited by us or our independent registered public accountants, and is not a guarantee of future performance, which may be adversely affected by many factors. Actual net operating income after acquisition may differ from historical amounts based on numerous factors, including changes in rental revenues, property tax reassessments and higher expenses.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

99.1	Kennedy-Wilson Holdings, Inc. Press Release dated June 2, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2015	Kennedy-Wilson Holdings, Inc. By: /S/ JUSTIN ENBODY Justin Enbody Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Kennedy-Wilson Holdings, Inc. Press Release dated June 2, 2015.